Exhibit 99.1

November 1, 2021

SG Blocks to Lease Manufacturing Facility in Durant

The Company leases an additional manufacturing plant in Durant, Oklahoma to add supplementary manufacturing lines to meet demand

NEW YORK--(BUSINESS WIRE)-- SG Blocks, Inc. (NASDAQ: SGBX) (“SG Blocks” or the “Company”), a leading designer, innovator and fabricator of modular structures, announced today that SG ECHO has entered into a lease agreement for an additional manufacturing facility in Durant, Oklahoma to add two new production lines, which in turn is expected to triple the Company’s manufacturing capacity.

The Company had previously announced plans to purchase the property but made the decision to pivot to a lease arrangement in order to deploy capital to other area of the business.

SG ECHO plans to hire locally within the Durant area, with a goal of welcoming 75 additional employees to the Waldron facility over a span of two years. “We continue to have a great experience with the local workforce and we’re happy to do our part to add jobs to the community,” Paul Galvin concluded.

The property sits on approximately sixteen acres of land with a 55,000 SF manufacturing facility comprised of two full production lines. The Company intends to utilize this production space during Q2 of 2022 and will manufacture projects for SGB Development Corp. as well as certain commercial projects.

“Having three production lines will allow us much greater flexibility in scheduling projects, and should reduce overhead and create greater effiencies in every aspect of our process. We are looking forward to growing our footprint in Durant with encouragement from both local and state government authorities.” William Rogers, COO of SG Blocks explained.

The Company will provide additional updates as and when available.

About SG Blocks, Inc.

SG Blocks, Inc. is a premier innovator in advancing and promoting the use of code- engineered cargo shipping containers for safe and sustainable construction. The firm offers a product that exceeds many standard building code requirements, and also supports developers, architects, builders and owners in achieving greener construction, faster execution, and stronger buildings of higher value. Each project starts with GreenSteel™, the structural core and shell of an SG Blocks building, and then customized to client specifications. For more information, visit www.sgblocks.com.

Safe Harbor Statement

Certain statements in this press release constitute “forward-looking statements” within the meaning of the federal securities laws. Words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “project,” “plan,” “intend” or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. These forward-looking statements are based upon current estimates and assumptions and include statements regarding adding two new production lines in Durant, Oklahoma, tripling the Company’s manufacturing capacity, utilizing the production space during Q2 of 2022, manufacturing projects for SGB Development Corp. as well as certain commercial projects, hiring locally within the Durant area, welcoming 75 additional employees to the Waldron facility over a span of two years and reducing overhead and creating greater efficiencies in every aspect of the Company’s process. While SG Blocks believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward-looking statements are subject to various risks and uncertainties, many of which are difficult to predict that could cause actual results to differ materially from current expectations and assumptions from those set forth or implied by any forward-looking statements. Important factors that could cause actual results to differ materially from current expectations include, among others, the Company’s ability to commence manufacturing at the new facility in Durant, Oklahoma as planned, the Company’s ability to reduce overhead and create greater efficiencies with two new production lines, the Company’s ability to position itself for future profitability, the Company’s ability to maintain compliance with the NASDAQ listing requirements, and the other factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and its subsequent filings with the SEC, including subsequent periodic reports on Forms 10-Q and 8-K. The information in this release is provided only as of the date of this release, and we undertake no obligation to update any forward-looking statements contained in this release on account of new information, future events, or otherwise, except as required by law.

View source version on businesswire.com:

https://www.businesswire.com/news/home/20211101005364/en/

Investors: Stephen Swett

(203) 682-8377

investors@sgblocks.com

Source: SG Blocks, Inc.